UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2019

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2019, a wholly owned subsidiary of Armada Hoffler, L.P. (the “Operating Partnership”), the operating partnership subsidiary of Armada Hoffler Properties, Inc. (the “Company” and, together with the Operating Partnership, the “Armada Hoffler Parties”), entered into contribution agreements (the “Agreements”) to acquire Red Mill Commons and Marketplace at Hilltop in Virginia Beach, VA (the “Properties”) in an off-market transaction with Venture Realty Group, an unrelated third party (the “Transaction”).

The Agreements provide that the Operating Partnership will acquire both Properties for total consideration of $105 million, which is comprised of an aggregate of 4.1 million units of limited partnership interest in the Operating Partnership valued at $15.55 per unit, the assumption of $36 million of mortgage debt and $5 million of cash. The Company anticipates completing both acquisitions in the second quarter of 2019, subject to the satisfaction of certain customary closing conditions.

The following table sets forth certain information with respect to the Properties as of April 29, 2019:

Property	Square Feet	Occupancy	Key Tenants
Red Mill Commons	373,808	98.0%	T.J. Maxx, Homegoods, Dollar Tree, Outback Steakhouse, Walgreens, Panera, Buffalo Wild Wings, Starbucks and Chipotle
Marketplace at Hilltop	117,753	100.0%	Total Wine, Michaels, Panera, Chick-fil-A and Arby’s
Total/Weighted Average	491,561	98.5%

In connection with the Transaction, the Armada Hoffler Parties expect to enter into a tax protection agreement with the contributors pursuant to which the Armada Hoffler Parties will agree, subject to certain exceptions, to indemnify the contributors for up to 10 years against certain tax liabilities incurred by them, if such liabilities result from a transaction involving a direct or indirect taxable disposition of either or both Properties or if the Operating Partnership fails to maintain and allocate to such holders for taxation purposes minimum levels of Operating Partnership liabilities.

Item 7.01. Regulation FD Disclosure.

On April 30, 2019, the Company issued a press release announcing the Transaction, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K, including exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 30, 2019.

Cautionary Note Regarding Forward-Looking Statements

Certain matters within this Current Report on Form 8-K, including with respect to the details of the acquisition and the scheduled timing of closing, are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the other documents filed by the Company with the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: April 30, 2019	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer, Treasurer and Secretary

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